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                                                                 EXHIBIT (j)(5)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Post-Effective Amendment No. 75 to the Registration Statement on Form N-1A of our report dated October 27, 2000, except as to the stock split which is as of November 10, 2000, relating to the financial statements and financial highlights of the Eaton Vance Worldwide Health Sciences Fund (the "Fund") and to the incoroporation by reference of our report dated October 27, 2000, relating to the financial statements and supplementary data of the Worldwide Health Sciences Portfolio, which appears in the August 31, 2000 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
December 21, 2000


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